UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive offices including zip code)

(513) 824-8297

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2010 (the “Form 8-K”) by Zoo Entertainment, Inc. was inadvertently submitted to the Securities and Exchange Commission under the incorrect Item designation.  This amendment to the Form 8-K hereby amends and restates Item 4.02 of the Form 8-K in its entirety in order to properly re-submit the Form 8-K under the Item 4.02 designation.  No other information set forth in the Form 8-K is amended hereby.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the course of reviewing the financial statements for the fiscal quarter ended September 30, 2009, as set forth in Zoo Entertainment, Inc.’s (the “Company”) Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 23, 2009 (the “Form 10-Q”), management identified an error in the impairment of other intangible assets and total impairment charge.  In the Form 10-Q, the Company estimated impairment of goodwill to be $14.7 million and impairment of other intangible assets to be $7.3 million, for a total impairment charge of $22.0 million.  After performing a formal impairment analysis, the Company concluded that the resulting impairment of goodwill is $14.7 million and that there should be no impairment of other intangible assets.   On June 4, 2010, the audit committee concluded that the financial statements of the Company for the fiscal quarter ended September 30, 2009, should no longer be relied upon. The Company will restate its financial statements for this period to correct the errors discussed above. The Company has determined that these errors relate only to the period ended September 30, 2009.

The Company’s audit committee has discussed this matter with the Company’s independent registered public accounting firm. The Company is completing the restatement of its financial statements for the fiscal quarter ended September 30, 2009 and will file its restated financial statements on Form 10-Q/A as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2010

ZOO ENTERTAINMENT, INC.

By:	/s/ David Fremed
Name:	David Fremed
Title:	Chief Financial Officer